Contacts: Stacy A. Kruse Chief Financial Officer and Treasurer Wilsons The Leather Experts Inc. (763) 391-4000 For Immediate Release
Wilsons The Leather Experts Inc. Announces
Third Quarter 2006 Operating Results
     MINNEAPOLIS — (BUSINESS WIRE) — November 14, 2006 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced results for the third quarter ended October 28, 2006. Net sales decreased 15.6% to $64.5 million compared to $76.4 million for the same period last year.
     Comparable store sales for the third quarter decreased 15.5% compared to a decrease of 11.3% in the same period last year.
     Wilsons Leather reported a net loss for the 2006 third quarter of $14.1 million, or $0.36 per basic and diluted share. This compares to a net loss for the 2005 third quarter of $11.7 million, or $0.30 per basic and diluted share.
     Year-to-date sales decreased 14.1% to $188.3 million compared to $219.1 million for the same period last year. Comparable store sales for the nine-month period decreased 13.9% compared to an increase of 3.1% for the same period last year.
     The net loss through the end of the third quarter of 2006 was $45.1 million, or $1.15 per basic and diluted share. This compares to a net loss of $29.5 million, or $0.76 per basic and diluted share, through the end of the third quarter of 2005.
     Michael Searles, Chairman and Chief Executive Officer, commented, “Our financial performance during the third quarter is reflective of a company that is in the midst of transitioning its customer base. We believe that the promotional customer that has always been drawn to our stores is opting out and the higher demographic, fashion focused customer that we are trying to attract is taking longer than we’d like to come in. The men’s division was down 15.2%, women’s was down 10.2% and accessories were down 19.1%. Mall stores were down 23.5% and outlets were down 5.6%.”
     Searles continued, “Despite poor performance when compared to last year, our balance sheet has maintained improvement over last year. Our cash balance at the end of the quarter was $12.6 million and compares to an outstanding balance under a revolving line of credit of $13.0 million at the end of the quarter last year. Total inventory at the end of the quarter, including in transit inventory, is 30.7% below last year. We will consider any improvement over our 2005 fourth quarter comparable store sales decrease of 10.0% to be some evidence that our strategies are beginning to take hold. Remember, this is a multi-year strategy — we are in year one with our most important season upon us. We are excited about the course Wilsons Leather is taking. The work being done today will impact the future of Wilsons Leather and we hope that it will result in sustainable long-term growth for our shareholders.”
Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

About Wilsons Leather
Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of October 28, 2006, Wilsons Leather operated 424 stores located in 45 states, including 296 mall stores, 114 outlet stores and 14 airport stores.
Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements and include statements related to future comparable store sales results, business strategies, changes to merchandise mix and future sales results. Factors that could cause actual results to differ include: changes in customer shopping patterns; competition in our markets; uncertainty in general economic conditions, including rising energy prices; risks associated with our strategic initiatives, including development of our new store concept and wholesale business; continued declines in comparable store sales; unseasonably warm weather; our inability to effectively respond to changes in fashion trends and consumer demands; our inability to grow the business as planned; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; our inability to renew existing license agreements and/or enter into new licensing agreements; the public sale into the market of common stock issued pursuant to options granted under our employee benefit plans or shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our equity financing; risks associated with our debt service; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; concentration of our common stock; volatility of the market price of our common stock; failure of results of operations to meet expectations of research analysts; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; and interruption in the operation of our corporate offices and distribution center. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating forward-looking statements made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
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Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 28,	January 28,	October 29,
	2006	2006(1)	2005
	(Unaudited)		(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,595	$45,552	$—
Accounts receivable, net	4,240	4,063	6,409
Inventories	85,286	85,645	122,988
Prepaid expenses	2,573	1,987	5,091

TOTAL CURRENT ASSETS	104,694	137,247	134,488

Property and equipment, net	40,654	41,045	42,733
Other assets, net	1,105	1,576	1,733

TOTAL ASSETS	$146,453	$179,868	$178,954

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$26,787	$12,036	$34,260
Notes payable	—	—	13,642
Accrued expenses	16,427	16,595	18,967
Income taxes payable	794	5,685	2,504
Deferred income taxes	20	53	5,585

TOTAL CURRENT LIABILITIES	44,028	34,369	74,958

Long-term debt	20,000	20,000	20,000
Other long-term liabilities	17,408	17,445	17,774
Total shareholders’ equity	65,017	108,054	66,222

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$146,453	$179,868	$178,954

1.	Derived from audited consolidated financial statements.
Note: The Company’s inventories are determined by the retail method on the last-in, first-out (''LIFO’’) basis. The difference in inventories between the LIFO method and the first-in, first-out method was not material as of October 28, 2006, January 28, 2006 or October 29, 2005.

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended
	October 28,	October 29,
	2006	2005
NET SALES	$64,457	$76,389
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	49,036	56,232

Gross margin	15,421	20,157

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	26,554	27,226
DEPRECIATION AND AMORTIZATION	2,999	3,275

Operating loss	(14,132)	(10,344)
INTEREST EXPENSE, net	579	949

Loss before income taxes	(14,711)	(11,293)
INCOME TAX PROVISION (BENEFIT)	(654)	423

Net loss	$(14,057)	$(11,716)

BASIC AND DILUTED LOSS PER SHARE:
Basic and diluted loss per share	$(0.36)	$(0.30)

Weighted average shares outstanding — basic and diluted	39,173	39,021

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the year-to-date period ended
	October 28,	October 29,
	2006	2005
NET SALES	$188,295	$219,135
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	151,266	160,165

Gross margin	37,029	58,970

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	76,226	76,598
DEPRECIATION AND AMORTIZATION	9,280	10,567

Operating loss	(48,477)	(28,195)
INTEREST EXPENSE, net	1,143	2,295

Loss before income taxes	(49,620)	(30,490)
INCOME TAX BENEFIT	(4,561)	(988)

Net loss	$(45,059)	$(29,502)

BASIC AND DILUTED LOSS PER SHARE:
Basic and diluted loss per share	$(1.15)	$(0.76)

Weighted average shares outstanding — basic and diluted	39,141	38,973